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                                                                     EXHIBIT 2.1
                                State of Delaware
                        Office of the Secretary of State
                        --------------------------------

     I WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DIGITAL DESCRIPTOR SYSTEMS, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 1994, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                      /s/ William T. Quillen
                     [SEAL]               --------------------------------------
                                          William T. Quillen, Secretary of State

2410166 8100                              AUTHENTICATION: 7147798
944105932                                 DATE: 06-13-94

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                          CERTIFICATE OF INCORPORATION
                                       OF
                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                        --------------------------------

                                       I.

The name of the Corporation is Digital Descriptor Systems, Inc. (the "Company").

                                       II.

The address of the registered office of the Company in the State of Delaware is:

                                1013 Centre Road
                                Wilmington, Delaware 19805
                                County of New Castle

The name of the Company's registered agent at said address is Corporation Service Company.

                                      III.

The purpose at the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

     A. AUTHORIZATION OF STOCK.

The total number of shares of all classes of stock which the Company shall have authority to issue pursuant to this Certificate of Incorporation, is 10,000,000 of a class designated as "Common Stock", $.00l par value (referred to in this Certificate of Incorporation as "Common").


     B. POWERS AND QUALIFICATIONS OF COMMON STOCK.

The powers, preferences and rights, and the qualifications, restrictions or limitations, of the Common stock are as follows:


         1. Voting Rights, Directors.

     Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common

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     (including any fractional share) shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Company and to have one vote for each full share of Common stock (or the applicable fraction of one vote, for a fraction of a share).

         2. Dividends.

     The holders of Common stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

         3. Liquidation.

     Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the assets of the Company available for distribution to stockholders shall be distributed ratably to all holders of Common stock.

                                       V.

     A. LIMITATION ON LIABILITY.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability


         1. for any breach of the director's duty of loyalty to the Company or its stockholders,

         2. for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law,

         3. under Section 174 of Delaware General Corporation Law, as the same exists or hereafter may be amended, or

         4. for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this subsection V.A by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.



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     B. INDEMNIFICATION AND INSURANCE.

         1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or as a director or officer in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection V.B.2 of this Article V with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this subsection V.B shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware permits, an advance payment of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company or an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall be finally adjudicated that such director or officer is not to be indemnified under this subsection V.B or otherwise.


         2. If a claim under V.B.1 is not paid in full by the Company within thirty days (30) after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to


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     recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company), that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this subsection V.B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         4. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         5. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses incurred defending any proceeding to any employee or agent of the Company to the fullest extent of the provisions of this subsection V.B with respect to the indemnification and advancement of expenses of directors and officers of the company.

         6. For purposes of this subsection V.B, the term "Company" shall include, in addition to the Company, any constituent corporation absorbed





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     in a consolidation or merger with the Company, to the extent such constituent Corporation would have had power and authority to indemnify its directors, officers, employees and agents if its separate existence had survived.

                                       VI.

The Company is to have perpetual existence.

                                      VII.

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose a forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of June, 1994.


                                 DIGITAL DESCRIPTOR SYSTEMS, INC.

                                 By: /s/ Rita M. Slager
                                    ------------------------------------------
                                    Rita M. Slager, Sole Incorporator
                                    401 N. Michigan Avenue, Suite 1900
                                    Chicago, Illinois 60611